Exhibit 99.1

Stablecoin Development Corporation Reports

Third Quarter 2026 Financial Results

●	Staking revenue of $2.1 million for the quarter and $6.8 million for the first nine months of 2026

●	Net income of $50.4 million, or $0.23 per basic and diluted share, driven by a $58.8 million non-cash unrealized gain on digital assets as the price of SKY increased approximately 49%

●	SKY position grew to 2.32 billion tokens, representing approximately 10% of total SKY supply

●	Received approximately $45.9 million of net proceeds under the at-the-market offering program (the “ATM Program”) subsequent to quarter end; no debt and no warrant liabilities

WEST PALM BEACH, Fla., October 29, 2026 (GLOBE NEWSWIRE) -- Stablecoin Development Corporation (NYSE American: SDEV) (the “Company” or “SDEV”), an on-chain holding company focused on long-duration participation in protocol-aligned digital asset ecosystems and providing public market access to the stablecoin economy, today reported financial results for the third quarter and nine months ended September 30, 2026. The Company filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission today.

“Third quarter results reflect both drivers of our SKY position: price appreciation and staking rewards,” said Michael Kazley, Chief Executive Officer and Chairman of SDEV. “The approximately 49% increase in the price of SKY during the quarter drove a $58.8 million non-cash unrealized gain and net income of $50.4 million, and our staked position earned 34.6 million SKY in rewards, bringing our holdings to 2.32 billion tokens, or approximately 10% of total supply. Our SKY holdings remain unencumbered. Subsequent to quarter end, we received approximately $45.9 million of net proceeds through our ATM Program, building on a balance sheet with no debt and no warrant liabilities.”

Mr. Kazley continued, “We believe the fundamentals of the Sky Protocol ecosystem remain attractive, and SDEV offers public market access to that ecosystem. With no debt and a lean cost base, we believe we are positioned to continue executing with discipline and to evaluate opportunities, within the framework approved by our Board, that build long-term value for our shareholders.”

Third Quarter 2026 Highlights

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Staking revenue of $2.1 million. Staking revenue was $2.1 million for the quarter and $6.8 million for the first nine months of 2026, reflecting rewards earned on the Company’s staked SKY holdings within the Sky Protocol ecosystem.

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Net income of $50.4 million, or $0.23 per basic and diluted share. The Company reported operating income of $56.0 million and net income of $50.4 million for the third quarter, driven by a $58.8 million non-cash unrealized gain on digital assets as the market price of SKY increased approximately 49% during the quarter. Net income reflects $5.6 million of income tax expense, substantially all of which is non-cash deferred income tax expense on the unrealized gain, which is not taxable until realized. No SKY tokens were sold during the quarter.

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SKY position of 2.32 billion tokens. The Company held 2,321,079,862 SKY tokens as of September 30, 2026, representing approximately 10% of total SKY supply, with a fair value of $180.2 million and a cost basis of $149.3 million.

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Earned 34.6 million SKY in staking rewards. The Company received 34,568,488 SKY tokens as staking rewards during the quarter, bringing cumulative staking rewards to 101,701,388 SKY tokens. The Company did not purchase or sell any SKY tokens during the quarter, and substantially all of its holdings remained staked in the Sky Protocol.

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No debt and no warrant liabilities. Total liabilities were $6.1 million at September 30, 2026, consisting primarily of a non-cash net deferred tax liability of $5.6 million, with no debt and no warrant liabilities outstanding. The January 2026 Pre-Funded Warrants, which are classified in stockholders’ equity, remained outstanding.

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Expanded the Board of Directors. On September 2, 2026, in connection with Sky Frontier Foundation’s designation of its nominee under the Investors’ Rights Agreement entered into in connection with the January 2026 Private Placement, the Board increased its size from five to six directors and appointed David Garcia Rios as an independent Class II director, and chartered the Investment Advisory Committee to provide strategic guidance, risk oversight, and expert recommendations to the Board with respect to the Company’s investment strategy.

A summary of the Company’s SKY holdings as of October 26, 2026 appears under “Subsequent Events” below.

Third Quarter 2026 Financial Results

Staking revenue. Staking revenue was $2.1 million for the three months ended September 30, 2026 and $6.8 million for the nine months ended September 30, 2026, reflecting rewards earned on the Company’s SKY holdings through on-chain staking within the Sky Protocol ecosystem. Staking rewards are received in the form of SKY tokens.

Unrealized gain on digital assets. The Company recognized a non-cash unrealized gain on digital assets of $58.8 million for the third quarter and $30.9 million for the first nine months of 2026, reflecting an increase in the market price of SKY from $0.05215 per token at June 30, 2026 to $0.07764 per token at September 30, 2026. As a result, the Company’s SKY holdings moved from a cumulative unrealized loss at June 30, 2026 to a cumulative unrealized gain of $30.9 million at September 30, 2026. The Company did not sell or otherwise dispose of any SKY tokens during these periods. The unrealized gain is a non-cash accounting item and does not affect the Company’s cash position.

General and administrative expenses. General and administrative expenses were $5.0 million for the third quarter and $13.3 million for the first nine months of 2026. Third-quarter expenses included approximately $3.3 million of non-cash stock-based compensation, resulting in cash operating expenses, a non-GAAP measure (see “Non-GAAP Financial Measures” below), of approximately $1.8 million, compared with the Company’s staking revenue of $2.1 million for the quarter. Nine-month expenses included approximately $6.5 million of non-cash stock-based compensation, resulting in cash operating expenses of approximately $6.8 million, approximately equal to the Company’s staking revenue for the period.

Income tax expense. Income tax expense was $5.6 million for the third quarter and for the first nine months of 2026, substantially all of which is non-cash deferred income tax expense attributable to the unrealized gain on the Company’s SKY holdings recognized during the quarter. The unrealized gain is not taxable until realized and gave rise to a net deferred tax liability of $5.6 million as of September 30, 2026. The non-cash fair value gains and losses recognized in the first nine months of 2026 on the Company’s liability-classified pre-funded warrants are not recognized for income tax purposes and, accordingly, did not result in income tax expense. These amounts relate to the January 2026 Pre-Funded Warrants through their reclassification to equity in the first quarter of 2026 and the October 2025 Pre-Funded Warrants through their exercise in June 2026.

Net income. Net income for the third quarter of 2026 was $50.4 million, or $0.23 per basic and diluted share, after $5.6 million of income tax expense. For the first nine months of 2026, the Company reported GAAP net income of $561.7 million, or $3.33 per basic share and $2.65 per diluted share. Nine-month GAAP net income was driven almost entirely by non-cash warrant fair value items: a $5.3 billion non-cash day-one loss recognized on the January 2026 Pre-Funded Warrants, offset by approximately $5.8 billion of non-cash fair value gains on the Company’s pre-funded warrants through the dates on which they were reclassified to equity or exercised, for a net non-cash gain of approximately $544.3 million. These non-cash items are not indicative of the Company’s operating performance or cash flows. Shares of common stock issuable upon exercise of the January 2026 Pre-Funded Warrants and the October 2025 Pre-Funded Warrants, which are exercisable for nominal consideration, are included in the weighted average number of common shares outstanding used to compute basic net income per share beginning March 12, 2026, the date the Company obtained stockholder approval for the issuance of the underlying shares. As a result, diluted net income per share for the third quarter approximates basic net income per share.

SKY Holdings and Staking Activity

As of September 30, 2026, the Company held 2,321,079,862 SKY tokens, representing approximately 10% of the total supply of SKY, with a cost basis of $149.3 million and a fair value of $180.2 million. Substantially all of the Company’s SKY holdings were deployed in staking activities within the Sky Protocol ecosystem, and the Company’s staked SKY carries governance voting rights in the Sky Protocol.

Since the closing of the January 2026 Private Placement, SDEV has acquired approximately 1.3 billion additional SKY tokens through open market purchases at an average purchase price of approximately $0.066 per SKY token, in addition to tokens received as staking rewards. The Company holds its SKY as a long-term strategic position and has not monetized any SKY to date.

Balance Sheet and Capital Structure

As of September 30, 2026, the Company had cash and cash equivalents of $7.2 million and digital assets carried at fair value of $180.2 million and total assets of $188.2 million. Total liabilities were $6.1 million, consisting primarily of a net deferred tax liability of $5.6 million arising from the unrealized gain on the Company’s SKY holdings, and the Company had no warrant liabilities and no debt outstanding. Total stockholders’ equity was $182.2 million, and the Company had 51,751,359 shares of common stock outstanding. The January 2026 Pre-Funded Warrants, which are classified in stockholders’ equity, remained outstanding for 167,539,227 shares of common stock.

During the third quarter of 2026, the Company sold 1,160,636 shares of common stock under the ATM Program for net proceeds of approximately $1.3 million. During the first nine months of 2026, the Company sold 3,854,399 shares of common stock under the ATM Program for net proceeds of approximately $16.5 million, after deducting sales agent commissions and other offering costs. As of September 30, 2026, approximately $83.2 million of common stock remained available for issuance under the ATM Program.

Subsequent Events

SKY Holdings Summary (as of October 26, 2026). Subsequent to September 30, 2026 and through October 26, 2026, the Company continued to earn staking rewards on its SKY holdings and did not purchase, sell or otherwise dispose of any SKY tokens. As of October 26, 2026, the Company held approximately 2.33 billion SKY tokens, representing approximately 10% of total SKY supply, substantially all of which remained staked in the Sky Protocol; cumulative staking rewards received totaled approximately 111.7 million SKY tokens. Based on the price of SKY as of midnight UTC on October 26, 2026, as reported on Coinbase Exchange, of $0.06761 per SKY token, the aggregate market value of the Company’s SKY holdings as of October 26, 2026 was approximately $157.6 million. The price of SKY decreased approximately 13% from $0.07764 per token at September 30, 2026 to $0.06761 per token at October 26, 2026. These amounts are unaudited. The market value of the Company’s SKY holdings will continue to fluctuate, potentially significantly, with the market price of SKY and the number of tokens held, and the price of SKY as of any future date may be substantially lower.

ATM Program. Subsequent to September 30, 2026 and through October 26, 2026, the Company sold an aggregate of 15,801,547 shares of common stock under the ATM Program for aggregate net proceeds of approximately $45.9 million. As of October 26, 2026, approximately $36.4 million of common stock remained available for issuance under the ATM Program.

Pre-Funded Warrants. On October 13, 2026, Tether Investments, S.A. de C.V. exercised a portion of its January 2026 Pre-Funded Warrant on a cashless basis with respect to 5,743,762 shares of common stock. The Company withheld 197,652 shares in payment of the exercise price, resulting in the net issuance of 5,546,110 shares of common stock. On October 16, 2026, the second tranche, representing 30% of the total shares issuable, of the January 2026 Pre-Funded Warrants became exercisable in accordance with their terms. As of October 26, 2026, the Company had 73,117,016 shares of common stock outstanding, and the January 2026 Pre-Funded Warrants remained outstanding for 161,795,465 shares of common stock, subject to the beneficial ownership limitations applicable to the warrants.

Non-GAAP Financial Measures

This press release refers to cash operating expenses, a non-GAAP financial measure that represents the Company’s general and administrative expenses excluding non-cash stock-based compensation. The most directly comparable GAAP measure is general and administrative expenses. For the three months ended September 30, 2026, general and administrative expenses were $5.0 million, which included approximately $3.3 million of non-cash stock-based compensation, resulting in cash operating expenses of approximately $1.8 million. For the nine months ended September 30, 2026, general and administrative expenses were $13.3 million, which included approximately $6.5 million of non-cash stock-based compensation, resulting in cash operating expenses of approximately $6.8 million. Amounts are rounded and may not sum. The Company presents this measure because it believes it provides useful supplemental information to investors regarding the Company’s recurring cash operating cost base and the extent to which staking revenue offsets those cash costs.

This non-GAAP measure has limitations as an analytical tool, is not calculated in accordance with GAAP, and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. In addition, this non-GAAP measure may not be comparable to similarly titled measures reported by other companies. Staking rewards are received in the form of SKY tokens; accordingly, the coverage of cash operating expenses by staking revenue described in this press release is realized in cash only to the extent the Company monetizes such tokens. The Company did not sell any SKY tokens during the periods presented.

About the Sky Protocol

Sky Protocol is a decentralized finance platform that evolved from MakerDAO, one of the earliest projects in the digital asset ecosystem. The protocol is implemented through open-source smart contracts deployed on the Ethereum blockchain and enables the creation and use of USDS, a decentralized stablecoin designed to maintain a soft peg to the U.S. dollar, and serves as foundational financial infrastructure for lending, savings, and on-chain capital markets. SKY is the governance token of the Sky Protocol ecosystem; holders participate in protocol governance through an open, on-chain voting process. The protocol generates revenue from borrowing fees and other economic activity, a portion of which is used to fund open-market buybacks of SKY tokens that are allocated between distributions to staking participants, including the Company, and the protocol’s surplus buffer. The maximum and total supply of SKY is approximately 23.46 billion tokens. Financial and operational information about the Sky Protocol is published by the Sky ecosystem at insights.skyeco.com. The Company does not control that information, which is not incorporated into this press release.

Channels for Disclosure of Information

The Company intends to announce material information to the public through filings with the SEC, the investor relations page of its website (www.stabledev.com), press releases, public conference calls, public webcasts, its X (Twitter) account (@StableDev), and its LinkedIn page. The information disclosed through the foregoing channels could be deemed to be material information. The Company encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

About Stablecoin Development Corporation

Stablecoin Development Corporation (NYSE American: SDEV) is an on-chain holding company focused on long-duration participation in protocol-aligned digital asset ecosystems and providing public market access to the stablecoin economy. The Company’s initial digital asset focus is the Sky Protocol ecosystem, with SKY as its core holding. Through staking and other on-chain activities, the Company seeks to generate protocol-level economic exposure while maintaining governance, risk management, and public-company discipline. The Company is headquartered in West Palm Beach, Florida. For more information, please visit www.stabledev.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy and capital allocation; its plans to hold, stake, and potentially monetize SKY tokens and other digital assets; the sufficiency of staking revenue to cover operating costs; the market value of the Company’s SKY holdings as of dates subsequent to quarter-end; the anticipated recognition of changes in fair value in future periods; its views regarding the stablecoin economy and related infrastructure; the variability of staking rewards and protocol governance parameters; its intentions regarding future SKY token acquisitions; and statements regarding the Sky Protocol ecosystem, including protocol revenue, surplus, reserves and stablecoin supply metrics. These statements are based on management’s current expectations and involve known and unknown risks and uncertainties, including risks related to the volatility of digital asset markets (including the price of SKY, which may decline substantially from the levels described herein), the concentration of the Company’s assets in a single digital asset, regulatory developments, changes in protocol governance parameters, cybersecurity and custody risks, the impact of non-cash fair value adjustments on reported results, the liquidity of SKY tokens and potential market impact of large transactions, dilution from the exercise of outstanding pre-funded warrants and sales under the ATM Program, limitations on the Company’s ability to access the capital markets and to maintain its NYSE American listing, the unremediated material weakness in the Company’s internal control over financial reporting, and the other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and its other SEC filings, including its Current Report on Form 8-K filed October 5, 2026. Actual results may differ materially. SDEV undertakes no obligation to update forward-looking statements except as required by law.

Company Contact

Investor Relations

Stablecoin Development Corporation

IR@stabledev.com